Exhibit 99.1

Press Release

IPtimize Announces Resignation of President

Thursday March 12, 2009

DENVER, CO—(Business Wire)—March 12, 2009 — IPtimize, Inc. (Other OTC:IPZE.PK - News) (“IPtimize” or the “Company”), a broadband voice and data service provider, announced today that Clint J. Wilson resigned from his position of the Company’s President. Mr. Wilson’s resignation was not due to any disagreement or dispute with the Company. The Company at this time has no plans to fill in the vacancy resulting from Mr. Wilson’s resignation The resignation will not cause any other changes in the Company’s personnel or management.” We are moving to streamline our operations and this move was part of the downsizing of our overhead structure as we prepared to operate in today’s economic environment”, stated Ron Pitcock CEO

About IPtimize, Inc.

IPtimize is a Denver-based broadband voice and data service provider that provides a simplified, best of breed and cost-effective turnkey solution to small and medium-sized businesses (SMBs) and select industry channels. IPtimize distinguishes itself from both conventional Telco’s and discount Voice over Internet Protocol (VoIP) retailers by delivering managed, business grade service — agnostic of broadband provider or equipment. The Company possesses a portfolio of VoIP-based communications solutions — including Hosted VoIP (Voice Pilot(SM)), Telephone Line Replacement (VoIP Connect(SM)) and VoIP business communication systems — that help customers improve productivity, reduce costs and minimize risks. Please visit: www.iptimize.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements, including statements that include the words “believes,” “expects,” “anticipate,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. Factors that may affect these forward-looking statements include, among others, our ability to raise capital, the decisions of third parties over which we have no control, the state of the telecommunications industry, technological changes and other factors set forth from time to time in our public statements. This news release speaks as of the date first set forth above and the Company assumes no responsibility to update the information included herein for events occurring after the date of this news release.

Contact:

Ron Pitcock CEO

Donald W Prosser CFO

303-268-3600

Corporate

IPtimize, Inc.